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Exhibit 3.105

Articles of Incorporation
(PURSUANT TO NRS 78)

1.	Name of Corporation:	Las Vegas Data Mining, Incorporated
2.	Resident Agent Name and Street Address:	Dana H. Dalton Name
		709 Canyon Greens Dr.	Las Vegas	Nevada	89144

		Street Address	City	State	Zip Code
3.	Shares:	Number of Shares With par value: 1000	Par value: $ 0.01	Number of Shares Without par value: NA
4.	Names & Addresses of Board of Directors/Trustees:	1.	Dana H. Dalton Name
		709 Canyon Greens Drive	Las Vegas	NV	89144

		Street Address	City	State	Zip Code
		2.	Doris B. Dalton Name
		709 Canyon Greens Drive	Las Vegas	NV	89144

		Street Address	City	State	Zip Code
3.	Purpose:	The purpose of this Corporation shall be: Professional Services related to data acquisition and analysis.
4.	Names, Address and Signature of Incorporator:	Dana Dalton Name	/s/ Dana Dalton Signature
		709 Canyon Greens Dr.,	Las Vegas,	NV	89144

		Address	City	State	Zip Code
5.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ Dana Dalton Authorized Signature of R.A. or On Behalf of R.A. Company		10/8/2004 Date

 Certificate of Amendment
(PURSUANT TO NRS 78.380)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations
(Pursuant to NRS 78.380—Before Issuance of Stock)

1.	Name of corporation:	Las Vegas Data Mining, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):
The name of the corporation is changed to: LVDM, Inc.

3.	The undersigned declare that they constitute at least two-thirds of the incorporators X , or of the board of directors ☐. (check one box only)
4.	Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)
5.	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.
6.	Signatures:
	/s/ Dana Dalton Signature	Signature
*
If more than two signatures, attach an 8 1/2 X 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

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  Exhibit 3.105
Articles of Incorporation (PURSUANT TO NRS 78)
Certificate of Amendment (PURSUANT TO NRS 78.380)